Exhibit 10.2

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) dated as of September 12, 2019, by and between SCWorx Corp. (formerly known as Alliance MMA, Inc.), a Delaware corporation (the “Company”) and those parties listed on Exhibit A annex hereto (the “Required Holders”). Each of the Company and the Required Holders Executive shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and certain signatories, including the Required Holders (the “RRA Signatories”), entered into a Registration Rights Agreement dated as of December 10, 2018 and January 30, 2019 (the “Registration Rights Agreement”) pursuant to which the Company agreed to register certain securities purchased by the RRA Signatories;

WHEREAS, pursuant to the Registration Rights Agreement, any amendment to the Registration Rights Agreement only requires the consent of the Required Holders; and

WHEREAS, the Parties desire to amend certain provisions of the Registration Rights Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.                     Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Registration Rights Agreement.

2.         Section 2(d) (“Effect of Failure to File, Respond to and Maintain Effectiveness of any Registration Statement”) of the Registration Rights Agreement is hereby deleted in its entirely and replaced with the following:

“(d) Effect of Failure to File, Respond to and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(e)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”), (B) SEC comments are not responded to by the Response Deadline (“Response Failure”), or (C) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(C) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement, sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(e)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, on or after the Closing Date a suspension or delisting of (or a failure to timely list) the Common Stock on an Eligible Market (as defined in the Securities Purchase Agreement), or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) at any time when a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount of shares of the Company’s common stock computed by dividing one percent (1%) of such Investor’s Purchase Price on the Closing Date, by the price per share equal to the sum of the volume weighted average price (VWAP) of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market as of September 12, 2019 divided by five (5), rounded up to the nearest whole share (1) on the date of such Filing Failure, Response Failure, Effectiveness Failure, Maintenance Failure, or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary or portion thereof of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; (IV) a Response Failure until a response is properly filed with the SEC; and (V) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension of listing or quotation or delisting of (or a failure to timely list or quote) the Common Stock on the Principal Market) with respect to any period during which all of such Investor’s Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Notwithstanding the foregoing, the Company shall not be obligated to pay any such liquidated damages pursuant to this Section 2(d) if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415”, and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC (the “Staff”) or as contemplated pursuant to Section 2(e) below. The maximum penalties payable hereunder shall not exceed 3% of the Purchase Price. Penalties shall cease to accrue at such time as the Registrable Securities may be sold under Rule 144 and the Company uses commercially reasonable efforts to provide appropriate legal opinions.”

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3.         Except as herein amended, the Registration Rights Agreement shall remain in full force and effect.

4.         Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

5.         Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.         Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

7.         Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8.         Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

9.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Any disputes arising from this Amendment shall be resolved pursuant to Section 11(d) of the Registration Rights Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Registration Rights Agreement to be duly executed as of the day and year first above written.

Company:

SCWORX CORP.

By:
Name: Marc S. Schessel
Title: Chief Executive Officer

Required Holders:

Alpha Capital

Name:
Title:

M2B Funding Corp.

Name:
Title:

Mark Munro

Name: Mark Munro

Osher Capital Partners

Name:
Title:

Riverside Merchant Partners

Name:
Title:

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Exhibit A

Required Holders

Alpha Capital

M2B Funding Corp.

Mark Munro

Osher Capital Partners

Riverside Merchant Partners

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